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                                                                     Exhibit 11

                                AUDITORS' CONSENT


The Board of Trustees of

Nationwide Separate Account Trust:

We consent to the use of our report included herein and dated February 21, 1997 for Nationwide Separate Account Trust as of December 31, 1996 and for periods indicated therein.

                                       KPMG PEAT MARWICK LLP


Columbus, Ohio
September 2, 1997